Exhibit 3.70

CERTIFICATE OF AMENDMENT OF THE BYLAWS

OF

U G T I

a California Corporation

Pursuant to Article IX of the Bylaws of U G T I, a California corporation, as adopted on February 26, 1988 and amended on December 6, 1990, January 1, 1997 and December 14, 1999, the following amendment to the following section of the Bylaws was adopted by the unanimous written consent of the Board of Directors and Sole Shareholder effective as of August 18, 2008:

Section 2 of Article III of the Corporations Bylaws is amended in its entirety to read as follows:

“Section 2. Number of Directors. The authorized number of directors of the Corporation shall be two (2) until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this Section 2.”

Dated: October 16, 2008

/s/ Richard B. Vilsoet
Richard B. Vilsoet, Secretary

BYLAWS FOR THE REGULATION. EXCEPT AS OTHERWISE PROVIDED BY

STATUTE OR ITS ARTICLES OF INCORPORATION, OF

U G T I

A California Corporation

ARTICLE I. OFFICES

Section 1. Principal Office. The principal office for the transaction of the business of the Corporation is hereby located at 2193 Portola, Suite A, Ventura, State of California. The Board of Directors is hereby granted full power and authority to change said principal office from one location to another by amendment of this section 1, article I.

Section 2. Other Offices. Branch or subordinate offices may at any time be established by the Board of Directors at any place or places.

ARTICLE II. MEETINGS OF SHAREHOLDERS

Section 1. Annual Meetings. The annual meeting of shareholders shall be held on the first business day of July of each year at the hour of                  of said day; provided however, that should said day fall upon a Saturday, Sunday or legal holiday, then any such annual meeting of shareholders shall be held at the same time and place on the next day thereafter ensuing which is not a legal holiday. At such meeting directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the power of the shareholders. If the election of directors shall not be held on the designated day herein for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

Section 2. Notice. Written notice of each annual or special meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote. Such notice shall state the place, the date and hour of the meeting and (i) in the case of special meeting the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at any time of the mailing of the notice, intends to present for action by the shareholders, but, subject to the provisions of applicable law, any proper matter may be presented at the meeting for such action. The notice of any meeting at which directors are to be elected shall include the names of nominees intended at the time of the notice to be presented by management for election.

Notice of a shareholder’s meeting shall be given either personally or by mail or by other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice; or, if no such address appears or is given, at the place where the principal executive office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient.

Section 3. Special Meetings. Special Meetings of the shareholders, for any purpose or purposes whatsoever, may be called at any time by the President, the Chairman of the Board, or by the Board of Directors, or by one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation. Upon request in writing to the Chairman of the Board, the President, any Vice President, or the Secretary by any person (other than the Board) entitled to call a special meeting of shareholders, the receiving officer shall forthwith cause notice to be given to the shareholders entitled to vote that a meeting will be held at a time requested by the person or persons causing the meeting, not less than thirty-five (35) nor more than sixty (60) days after the receipt of the request. If the notice is not given within twenty (20) days after receipt of the request, the persons entitled to call the meeting may give the notice.

Section 4. Place of Meetings. All annual meetings of shareholders and all other meetings of shareholders shall be held either at the principal office or at any other place within the State of California which may be designated either by the Board of Directors pursuant to authority hereinafter granted to said Board, or by written consent of all shareholders entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the Corporation; provided, however, that no change in place of the meeting shall be made within sixty (60) days next before the day on which an election of directors is to be held.

Section 5. Adjourned Meetings and Notice Thereof. Any shareholders meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum (except as provided in section 8 of this article) no other business may be transacted at such meeting. It shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken; provided, however, when any shareholders meeting is adjourned for more than forty-five (45) days, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting.

Section 6. Voting. The shareholders entitled to notice of any meeting or to vote at any such meeting shall be only persons in whose name shares stand on the stock records of the corporation on the record date determined in accordance with section 7 of this Article.

Voting shall in all cases be subject to the provisions of Chapter 7 of the California General Corporation Law and to the following provisions:

(a) Subject to clause (g), shares held by an administrator, executor, guardian, conservator or custodian may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name; and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by such trustee without a transfer of such shares into the trustee’s name.

(b) Shares standing in the name of a receiver may be voted by such receiver; and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c) Subject to the provisions of section 705 of the California General Corporation Law, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Shares standing in the name of a minor may be voted and the corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the nonage, unless a guardian of the minor’s property has been appointed and written notice of such appointment given to the corporation.

(e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxyholder as the bylaws of such other corporation may prescribe or, in the absence of such provision, as the Board of Directors of such determination, by the Chairman of the Board, President or any Vice President of such other corporation, or by any other person authorized to do so by the Board, President or any Vice President of such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted or the proxy executed in accordance with the provisions of this subdivision, unless the contrary is shown.

(f) Shares of the corporation owned by any subsidiary shall not be entitled to vote on any matter.

(g) shares held by the corporation in a fiduciary capacity, and shares of the corporation held in a fiduciary capacity by any subsidiary, shall not be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possesses and exercises a right to vote or to give the corporation binding instructions as to how to vote such shares.

(h) If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants-in-common, husband and wife as community property, tenants by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise, or if two or more persons (including proxyholders) have the same fiduciary relationship respecting the same shares, unless the secretary of the corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i) If only one votes, such act binds all;

(ii) If more than one vote, the act of the majority so voting binds all;

(iii) If more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority of even split in interest.

Subject to the following sentence and to the provisions of section 708 of the California General Corporation Law, every shareholder entitled to vote at any election of directors may cumulate such shareholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the shareholder’s shares are entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit. No shareholder shall be entitled to cumulate votes for any candidate or candidates pursuant to the preceding sentence unless such candidate or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice, at the meeting prior to the voting of the shareholder’s intention to cumulate the shareholder’s votes. If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.

Elections need not be by ballot; provided however, that all elections for directors must be by ballot upon demand made by a shareholder at the meeting and before the voting begins.

In any election of directors, the candidates receiving the highest number of votes of the shares entitled to be voted for them up to the number of directors to be elected by such shares are elected.

Section 7. Record Date. The Board may fix, in advance, a record date for the determination of the shareholders entitled to notice of any meeting or to vote or entitled to receive payment of any dividend or other distribution, or any allotment of rights, or to exercise rights in respect of any other lawful action. The record date so fixed shall be not more than sixty (60) nor less than ten (10) days prior to the date of the meeting or more than sixty (60) days prior to any other action. When a record date is so fixed, only shareholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise of the rights, as the case may be, notwithstanding any transfer of shares on the books of the corporation after the record date. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting. The Board shall fix a new record date if the meeting is adjourned for more than forty-five (45) days.

If no record date is fixed by the Board, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. The record date for determining shareholders for any purpose other than set forth in this section 7 or section 10 of this Article shall be at the close of business on the day on which the Board adopts the resolution relating thereto, or the sixtieth day prior to the date of such other action, whichever is later.

Section 8. Quorum. The presence in person or by proxy of persons entitled to vote a majority of the voting shares at any meeting shall constitute a quorum for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 9. Consent of Absentees. The transactions of any meeting of shareholders, either annual or special, however called and notice, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if, either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, except as provided in section 601(f) of the California General Corporation Law.

Section 10. Action Without Meeting. Subject to section 603 of the California General Corporation Law, any action which, under any provision of the California General Corporation Law, may be taken any annual or special meeting of shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Unless a record date for voting purposes be fixed as provided in section 7 of this Article, the record date for determining shareholders entitled to give consent pursuant to this section 10, when no prior action by the Board has been taken, shall be the day on which the first written consent is given.

Section 11. Proxies. Every person entitled to vote shares has the right to do so either in person or by one or more persons authorized by a written proxy executed by such shareholder and filed with the Secretary. Any proxy duly executed that does not state that it is irrevocable shall continue in full force and effect until revoked by the person executing it prior to the vote pursuant thereto by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy; provided, however, that no proxy shall be valid after the expiration of 11 months from the date of its execution unless otherwise provided in the proxy.

Section 12. Inspectors of Election. In advance of any meeting of shareholders, the Board may appoint any persons other than nominees for office as inspectors of election to act at such meeting and any adjournment thereof. If no inspectors of election are appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may, and on the request of any shareholder or shareholder’s proxy shall, make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3). If appointed at a meeting on the request of one (1) or more shareholders or proxies, the majority of shares present shall determined whether one (1) or three (3) inspectors are to be appointed.

The duties of such inspectors shall be as prescribed by section 707(b) of the California General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents, determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three (3) inspectors of election, the decision, act, or certificate of a majority is effective in all respects as the decision, act, or certificate of all.

ARTICLE III. DIRECTORS

Section 1. Powers. Subject to limitations of the Articles of Incorporation, of these Bylaws, and of the California General Corporation Law as to actions requiring approval by the shareholders, or by the outstanding shares, the business and Affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day to day operation of the business of the Corporation to a management company or other person(s) provided, that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.

Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the directors shall have the following powers in addition to the other powers enumerated in these Bylaws:

First—To select and remove all the officers, agents and employees of the Corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the Articles of Incorporation or these Bylaws, fix their compensation, and require from them security for faithful service.

Second—To conduct, manage and control the affairs and business of the Corporation, and to make such rules and regulations therefore not inconsistent with law, or with the Articles of Incorporation to these Bylaws, as they may deem best.

Third—To adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificate shall at all times comply with the provisions of law.

Fourth—To authorize the issue of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

Fifth—To borrow money and incur indebtedness for the purposes of the Corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Sixth—To appoint an executive committee and other committees, and to delegate to the executive committee any of the powers and authority of the Board in the management of the business and affairs of the Corporation, except the power to declare dividends and to adopt, amend or repeal Bylaws. The executive committee shall be composed of two (2) or more directors.

Section 2. Number of Directors. The authorized number of directors of the Corporation shall be two (2) until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this section 2.

Section 3. Election and Term of Office. The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose. All directors shall hold office until their respective successors are elected and qualified.

Section 4. Vacancies. Any director may resign effective upon giving written notice to the chairman of the Board, the President, Secretary, or the Board, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Vacancies in the Board, including those existing as a result of a removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the next annual meeting and until such director’s successor has been elected and qualified.

A vacancy or vacancies in the Board shall be deemed to exist in case of the death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail, at any annual or special meeting of shareholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

The Board may declare vacant the office of a director who has been declared of unsound mind by an order of court or convicted of felony.

The shareholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by the directors. Any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote. If the Board accepts the resignation of a director tendered to take effect at a future time, the Board or the shareholders shall have the power to elect a successor to take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of the director’s term of office.

Section 5. Place of Meeting. Regular meetings of the Board of Directors shall be held at any place within or without the state which has been designated from time to time by resolution of the Board or by written consent of all members of the Board. In the absence of such designation regular meetings shall be held at the principal office of the Corporation. Special meetings of the Board may be held either at a place so designated or at the principal office.

Section 6. Regular Meetings. Immediately following each annual meeting of shareholders the Board shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.

Other regular meetings of the Board shall be held without call on the first business day of January; provided, however, should said day fall upon a Saturday, Sunday or legal holiday observed by the Corporation at its principal executive office, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Call and notice of all regular meetings of the Board are hereby dispensed with.

Section 7. Special Meetings. Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, or the Secretary or by any two directors.

Special meetings of the Board shall be held upon four (4) days’ written notice or forty-eight (48) hours’ notice given personally or by telephone, telegraph, telex, or other similar means of communication. Any such notice shall be addressed or delivered to each director, at such director’s address as it is shown upon the records of the Corporation or as may have been given to the Corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mails, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated, in person or by telephone or wireless, to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Section 8. Action By Written Consent Without Meeting. Any action required or permitted to be taken by the Board of Directors under any provision of Division I, General Corporation Law, Corporations Code, may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 9. Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be sent and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 10. Quorum. A majority of the authorized number of directors shall be necessary to constitute a quorum for the transaction of business; except to adjourn as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, unless a greater number be required by law or by the Articles of Incorporation. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

Section 11. Participation in Meetings by Conference Telephone. Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all member participating in such meeting can hear one another.

Section 12. Adjournment. A quorum of the directors may adjourn any directors meeting to meet again at a stated day and hour; provided, however, that in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn from time to time until the time fixed for the next regular, meeting of the Board. Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place fixed at the meeting adjourned.

Section 13. Fees and Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board.

Section 14. Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporation, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

Section 15. Committees. The Board may appoint one or more committees, each consisting of two (2) or more directors, and delegate to such committees any of the authority of the Board except with respect to:

(a) The approval of any action for which the General Corporation Law also requires shareholders’ approval for approval of the outstanding shares;

(b) The filling of vacancies on the Board or on any committee;

(c) The fixing of compensation of the directors for serving on the Board or on any committee;

(d) The amendment or repeal of Bylaws or the adoption of new Bylaws;

(e) The amendment or repeal of any resolution of the Board which by its express terms is not so amendable or repealable;

(f) A distribution to the shareholders of the corporation except at a rate or in periodic amount or within a price range determined by the Board;

(g) The appointment of other committees of the Board or the members thereof.

Any such committee must be appointed by resolution adopted by a majority of the authorized number of directors and may be designated as Executive Committee or by such other name as the Board shall specify. The Board shall have the power to prescribe the manner in which proceedings of any such committee shall be conducted. In the absence of any such prescription, such committee shall have the power to prescribe the manner in which its proceedings shall be conducted. Unless the Board or such committee shall otherwise provide, the regular and special meetings and other actions of any such committee shall be governed by the provisions of this Article applicable to meetings and actions of the Board. Minutes shall be kept to each meeting of each committee.

ARTICLE IV. OFFICERS

Section 1. Officers. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Chief Financial Officer (treasurer). The Corporation may also have, at the discretion of the Board of Directors a Chairman of the Board, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers, and such other offices as may be appointed in accordance with the provisions of Section 3 of this Article IV. One person may hold two (2) or more offices.

Section 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of section 3 or section 5 of this article IV, shall be chosen annually by the Board of Directors, and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3. Subordinate Officers, Etc. The Board of Directors may elect, and/or may empower the President to appoint such other officers as the business of the Corporation may require, each of whom shall have such authority and perform such duties as are provided in these Bylaws or as the Board of Directors may from time to time specify, and shall hold office until he shall resign or shall be removed or otherwise disqualified to serve.

Section 4. Removal. Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Section 5. Removal and Resignation. Any officer may be removed, either with or without cause, by the Board of Directors at any time, or, except in the case of an officer chosen by the Board, by any officer upon whom such power of removal may be conferred by the Board. Any such removal shall be without prejudice to the rights, if any, of the officer under any contract of employment with the Corporation.

Any officer may resign at any time by giving written notice to the Corporation, but without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Bylaws for regular election or appointment to such office.

Section 7. Chairman of the Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws.

Section 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the shareholders and, in the absence of the Chairman of the Board, at all meetings of the Board of Directors. He. shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president and general manager of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors of these Bylaws.

Section 9. Vice President. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall, have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as may from time to time may be prescribed for them respectively by the Board of Directors or these Bylaws.

Section 10. Secretary. The Secretary shall keep or cause to be kept, at the principal executive office and such other place as the Board may order, a book of minutes of all meetings of shareholders, the Board, and its committee, with the time and place of holding, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at Board and Committee meetings, the number of shares present or represented at shareholders’ meetings, and the proceeding thereof. The Secretary shall keep, or cause to be kept, a copy of the Bylaws of the corporation at the principal executive office or business office in accordance with section 213 of the California General Corporation Law.

The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation’s transfer agent or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the Board and of any committees thereof required by these bylaws or by law to be given, shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board.

Section 11. Chief Financial Officer (Treasurer). The Treasurer is the Chief Financial Officer of the Corporation and shall keep and maintain or cause to be kept and maintained adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings. The Chief Financial Officer shall send or cause to be sent to the shareholders of the Corporation such financial statements and reports as are by law or these Bylaws required to be sent to them. The books of account shall at all reasonable times be open to inspection by any director.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Bylaws.

ARTICLE V. OTHER PROVISIONS

Section 1. Inspection of Corporate Records.

(a) A shareholder or shareholders holding at least five percent (5%) in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent (1%) of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the Corporation shall have an absolute right to do either or both of the following:

(i) Inspect and copy the record of shareholders’ names and addresses and shareholdings during usual business hours upon five (5) business days’ prior written demand upon the Corporation; and

(ii) Obtain from the transfer agent, if any, for the Corporation, upon five (5) business days’ prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders’ names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

(b) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the Corporation, for a purpose reasonably related to such holder’s interest as a shareholder or holder of a voting trust certificate.

(c) The accounting books and records and minutes of proceedings of the shareholders and the Board and committees of the Board shall be open to inspection upon written demand on the Corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder or as a holder of such voting trust certificate.

(d) Any inspection and copying under this Article may be made in person or by agent or attorney.

Section 2. Inspection of Bylaws. The Corporation shall keep in its principal executive office the original or a copy of these Bylaws as amended to date which shall be open to inspection by shareholders at all reasonable times during office hours. If the principal executive office of the Corporation is outside the State of California and the Corporation has no principal business office in such state, it shall upon the written notice of any shareholder furnish to such shareholder a copy of these Bylaws as amended to date.

Section 3. Authorized Signatories for Checks. All checks, drafts, or other orders for payment of money, notes, and other evidences of indebtedness issued in the name of or payable to the Corporation shall be signed or endorsed in the manner and by the persons authorized by the Board of Directors.

Section 4. Executing Contracts and Instruments. The Board of Directors may authorize any of its officers or agents to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. This authority may be general or it may be confined to one or more specific matters. No officer, agent, employee, or other person purporting to act on behalf of the Corporation shall have any power or authority to bind the Corporation in any way, pledge its credit, or render it liable for any purpose in any amount, unless that person was acting with authority duly granted by the Board of Directors as provided in these Bylaws, or unless an unauthorized act was later ratified by the corporation.

Section 5. Certificates of Stock. Every holder of shares of the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares and the class of series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent, or registrar at the date of issue.

Certificates for shares may be issued prior to full payment under such restrictions and for such purposes as the Board may provide; provided, however, that on any certificate issued to represent any partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated.

Except as provided in this Section no new certificate for shares shall be issued in lieu of an old one unless the latter is surrendered and cancelled at the same time. The Board may, however, in case any certificate for shares is alleged to have been lost, stolen, or destroyed, authorize the issuance of a new certificate in lieu thereof, and the corporation may require that the corporation be given a bond or other adequate security sufficient to indemnify it against any claim that may be made against it (including expense or liability) on account of the alleged loss, theft, or destruction of such certificate or the issuance of such new certificate.

Section 6. Representation of Shares of Other Corporations. The President or any other officer or officers authorized by the Board or the President are each authorized to vote, represent, and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation. The authority herein granted may be exercised either by any such officer in person or by any other person authorized so to do by proxy or power of attorney duly executed by said officer.

Section 7. Stock Purchase Plans. The corporation may adopt and carry out a stock purchase plan or agreement or stock option plan or agreement providing for the issue and sale for such consideration as may be fixed of its unissued shares, or of issued shares acquired or to be acquired, to one or more of the employees or directors of the corporation or of a subsidiary or to a trustee on their behalf and for the payment for such shares in installments or at one time, and may provide for aiding any such persons in paying for such shares by compensation for services rendered, promissory notes, or otherwise.

Any such stock purchase plan or agreement or stock option plan or agreement may include, among other features, the fixing of eligibility for participation therein, the class and price of shares to be issued or sold under the plan or agreement, the number of shares which may be subscribed for, the method of payment therefor, the reservation of title until full payment therefor, the effect of the termination of employment and option or obligation on the part of the corporation to repurchase the shares upon termination of employment, restrictions upon transfer of the shares, the time limits of and termination of the plan, and any other matters, not in violation of applicable law, as may be included in the plan as approved or authorized by the Board or any committee of the Board.

Section 8. Annual Report to Shareholders. The annual report to shareholders referred to in section 1501 of the California General Corporation Law is expressly waived, but nothing herein shall be interpreted as prohibiting the Board from issuing annual or other periodic reports to shareholders, as the Board of Directors considers appropriate.

Section 9. Construction and Definitions. Unless the context otherwise requires, the general provisions, rules of construction, and definitions contained in the General Provisions of the California Corporations Code and in the California General Corporation Law shall govern the construction of these Bylaws.

Section 10. Financial Statements. The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation’s principal executive office for twelve (12) months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than one hundred twenty (120) days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within thirty (30) days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial position for that fiscal year.

ARTICLE VI. INDEMNIFICATION

Section 1. Definitions. For the purposes of this article, “agent” includes any person who is or was a director, officer, employee, or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation; “proceeding” includes any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative or investigative; and “expenses” includes attorneys’ fees and any expenses of establishing a right to indemnification under section 4 or section 5(c).

Section 2. Indemnification in Actions by Third Parties. The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in the best interests of the corporation or that the person had reasonable cause to believe that the person’s conduct was unlawful.

Section 3. Indemnification in Actions by or in the Right of the Corporation. The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an agent of the corporation, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith, in a manner such person believed to be in the best interests of the corporation, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances. No indemnification shall be made under this section 3:

(a) In respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation in the performance of such person’s duty to the corporation, unless and only to the extent that the court in which such action was brought shall determine upon such application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for the expenses which such court shall determine;

(b) Of amounts paid in settling or otherwise disposing of a threatened or pending action, with or without court approval; or

(c) Of expenses incurred in defending a threatened or pending action which is settled or otherwise disposed of without court approval.

Section 4. Indemnification Against Expenses. To the extent that an agent of the corporation has been successful on the merits in defense of any proceeding referred to in sections 2 or 3 or in defense of any claim, issue or matter therein, the agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith.

Section 5. Required Determinations. Except as provided in section 4, any indemnification under this Article shall be made by the corporation only if authorized in the specific case, upon a determination that indemnification of the agent is proper in the circumstances because the agent has met the applicable standard of conduct set forth in sections 2 or 3 by:

(a) A majority vote of a quorum consisting of directors who are not parties to such proceeding;

(b) Approval of the shareholders, with the shares owned by the person to be indemnified not being entitled to vote thereon; or

(c) The court in which such proceeding is or was pending upon application made by the corporation or the agent or the attorney or other person rendering services in connection with the defense, whether or not such application by the agent, attorney, or other person is opposed by the corporation.

Section 6. Advance of Expenses. Expenses incurred in defending any proceeding may be advanced by the corporation prior to the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the agent to repay such amount unless it shall be determined ultimately that the agent is entitled to be indemnified as authorized in this Article.

Section 7. Other Indemnification. No provision made by the corporation to indemnify its or its subsidiary’s directors or officers for the defense of any proceeding, whether contained in the Articles, Bylaws, a resolution of shareholders or directors, an agreement, or otherwise, shall be valid unless consistent with this Article. Nothing contained in this Article shall affect any right to indemnification to which persons other than such directors and officers may be entitled by contract or otherwise.

Section 8. Forms of Indemnification Not Permitted. No indemnification or advance shall be made under this Article, except as provided in section 4 or section 5(c) in any circumstance where it appears:

(a) That it would be inconsistent with a provision of the Articles, Bylaws, a resolution of the shareholders or an agreement in effect at the time of the accrual of the alleged cause of action asserted in the proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

(b) That it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 9. Insurance. The corporation shall have power to purchase and maintain insurance on behalf of any agent of the corporation against any liability asserted against or incurred by the agent in such capacity or arising out of the agent’s status as such whether or not the corporation would have the power to indemnify the agent against such liability under the provisions of this Article.

Section 10. Nonapplicability to Fiduciaries of Employee Benefit Plans. This Article does not apply to any proceeding against any trustee, investment manager, or other fiduciary of an employee benefit plan in such person’s capacity as such, even though such person may also be an agent of the corporation as defined in section 1. Nothing contained in this Article shall limit any right to indemnification to which such a trustee, investment manager, or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other than section 317 of the California General Corporation Law.

ARTICLE VII. CERTAIN CIRCUMSTANCES

Section 1. Additional Compensation. Any payments by the Corporation of travel, automobile, entertainment, or other similar expenses incurred by an officer of the Corporation which shall be disallowed in whole or in part as a deductible travel, automobile, entertainment or similar expense of the Corporation by the Internal Revenue Service, shall be deemed to be additional compensation paid by the Corporation to said officer.

Section 2. Repayment. Any payments made to an officer of the Corporation as compensation which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered.

ARTICLE VIII. EMERGENCY PROVISIONS

Section 1. General. The provisions of this Article shall be operative only during a national emergency declared by the President of the United States or the person performing the President’s functions, or in the event of a nuclear, atomic, or other attack on the United States or a disaster making it impossible or impracticable for the corporation to conduct its business without recourse to the provisions of this Article. Said provisions in such event shall override all other Bylaws of this corporation in conflict with any provisions of this Article, and shall remain operative so long as it remains impossible or impracticable to continue the business of the corporation otherwise, but thereafter shall be inoperative; provided that all actions taken in good faith pursuant to such provisions shall thereafter remain in full force and effect unless and until revoked by action taken pursuant to the provisions of the Bylaws other than those contained in this Article.

Section 2. Unavailable Directors. All directors of the corporation who are not available to perform their duties as directors by reason of physical or mental incapacity or for any other reason or who are unwilling to perform their duties or whose whereabouts are unknown shall automatically cease to be directors, with like effect as if such persons had resigned as directors, so long as such unavailability continues.

Section 3. Authorized Number of Directors. The authorized number of directors shall be the number of directors remaining after eliminating those who have ceased to be directors pursuant to section 2, or the minimum number required by law, whichever number is greater.

Section 4. Quorum. The number of directors necessary to constitute a quorum shall be one-third (1/3) of the authorized number of directors as specified in the following Section, or such other minimum number as, pursuant to the law or lawful decree then in force, it is possible for the Bylaws of a corporation to specify.

Section 5. Creation of Emergency Committee. In the event the number of directors remaining after eliminating those who have ceased to be directors pursuant to section 2 is less than the minimum number of authorized directors required by law, then until the appointment of additional directors to make up such required minimum, all the powers and authorities which the Board could by law delegate, including all powers and authorities which the Board could delegate to a committee, shall be automatically vested in an emergency committee, and the emergency committee shall thereafter manage the affairs of the corporation pursuant to such powers and authorities and shall have all such other powers and authorities as may by law or lawful decree be conferred on any person or body of persons during a period of emergency.

Section 6. Constitution of Emergency Committee. The emergency committee shall consist of all the directors remaining after eliminating those who have ceased to be directors pursuant to section 2, provided that such remaining directors are not less than three (3) in number. In the event such remaining directors are less than three (3) in number, the emergency committee shall consist of three (3) persons, who shall be the remaining director or directors and either one (l) or two (2) officers or employees of the corporation, as the remaining director or directors may in writing designate. If there is no remaining director, the emergency committee shall consist of the three (3) most senior officers of the corporation who are available to serve, and if and to the extent that officers are not available, the most senior employees of the corporation. Seniority shall be determined in accordance with any designation of seniority in the minutes of the proceedings of the Board, and in the absence of such designation, shall be determined by rate of remuneration. In the event that there are no remaining directors and no officers or employees of the corporation available, the emergency committee shall consist of three (3) persons designated in writing by the shareholder owning the largest number of shares of record as of the date of the last record date.

Section 7. Powers of Emergency Committee. The emergency committee, once appointed, shall govern its own procedures and shall have power to increase the number of members thereof beyond the original number, and in the event of a vacancy or vacancies therein, arising at any time, the remaining member or members of the emergency committee shall have the power to fill such vacancy or vacancies. In the event at any time after its appointment, all members of the emergency committee shall die or resign or become unavailable to act for any reason whatsoever, a new emergency committee shall be appointed in accordance with the foregoing provisions of this Article.

Section 8. Directors Becoming Available. Any person who has ceased to be a director pursuant to the provisions of section 2 and who thereafter becomes available to serve as a director shall automatically become a member of the emergency committee.

Section 9. Election of Board of Directors. The emergency committee shall, as soon after its appointment as is practicable, take all requisite action to secure the election of a board of directors, and upon such election all the powers and authorities of the emergency committee shall cease.

Section 10. Termination of Emergency Committee. In the event, after the appointment of an emergency committee, a sufficient number of persons who ceased to be directors pursuant to section 2 become available to serve as directors, so that if they had not ceased to be directors as aforesaid, there would be enough directors to constitute the minimum number of directors required by law, then all such persons shall automatically be deemed to be reappointed as directors and the powers and authorities of the emergency committee shall be at an end.

ARTICLE IX. AMENDMENTS

These Bylaws may be amended or repealed either by approval of the outstanding shares or by the approval of the Board; provided, however, that after the issuance of shares, a Bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable Board or vice versa may only be adopted by approval of the outstanding shares.

CERTIFICATE OF SECRETARY

I, the undersigned, do hereby certify:

(1) I am the duly elected and acting Secretary of UGTI.

(2) That the foregoing Bylaws, comprising twenty-four (24) pages, constitute the original Bylaws of said Corporation as duly adopted at a meeting of the Board of Directors thereof duly held on February 26, 1988.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this 26 day of February, 1988.

/S/ JAMES G. GERBLICK
JAMES G. GERBLICK Secretary

(SEAL)

CERTIFICATE OF AMENDMENT OF THE BYLAWS

OF

UGTI

A California Corporation

Pursuant to Article IX of the Bylaws of UGTI, as adopted on February 26, 1988, and amended on December 6, 1990, the following amendments to the following section to the Bylaws have been adopted by the vote of members holding a majority of the voting power of UGTI at a telphonic Special Meeting of the Directors of the corporation held on January 1, 1997.

1. Section 2. of Article III of the Bylaws is hereby amended to read as follows:

“Section 2. Number of Directors. The authorized number of directors of the Corporation shall be two (2) until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this section.”

2. The amendment has been approved by the Board of Directors.

3. The amendment has been approved by the required vote of the shareholders in accordance with section 902 of the California Corporations Code. The total number of outstanding shares entitled to vote with respect to the amendment was Eighty Four Thousand (84,000) shares, the favorable vote of majority of such shares is required to approve the amendment and the number of such shares voting in favor of the amendment was Eighty-Four Thousand (84,000) shares, thus exceeding the required vote.

4. Except as modified hereby, the terms and conditions of the Bylaws shall remain in full force and effect.

DATED:
JAMES G. GERBLICK, President

DATED:	/S/ WILLIAM D. FAIRFIELD
WILLIAM D. FAIRFIELD, Secretary

Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate are true and correct of his own knowledge and that this Certificate was executed on the 1st day of January, 1997, at Ventura, California.

JAMES G. GERBLICK

/s/ WILLIAM D. FAIRFIELD
WILLIAM D. FAIRFIELD

2

CERTIFICATE OF AMENDMENT OF THE BYLAWS

OF

UGTI

a California corporation

Pursuant to Article IX of the Bylaws of UGTI, a California corporation, as adopted on February 26, 1988 and amended on December 6, 1990 and January 1, 1997, the following amendments to the following sections to the Bylaws were adopted by the unanimous written consent of the shareholders on July 7, 1999:

1.	Section 2 of Article III was amended in its entirety to read as follows:

“Section 2. Number of Directors. The authorized number of directors of the Corporation shall be four (4) until changed by amendment of the Articles of Incorporation or by a Bylaw duly adopted by the shareholders amending this Section 2.”

2.	The second sentence of Section 1 of Article IV was amended to read as follows:

‘The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board or Co-Chairmen of the Board, one (1) or more Vice Presidents, one (1) or more Assistant Secretaries, and one (1) or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV.”

Dated: 12/14/99

/s/ Gary Goatcher
Gary Goatcher, Secretary